Exhibit 10.53

AMENDMENT

TO SUBSERVICING SUPPLEMENTS

This Amendment (the “Amendment”), dated as of February 4, 2014, is between Ocwen Loan Servicing, LLC, a Delaware limited liability company (“Ocwen”) and HLSS Holdings, LLC, a Delaware limited liability company (“Servicer”):

WITNESSETH:

WHEREAS, Ocwen and Servicer entered into that certain Master Subservicing Agreement, dated as of October 1, 2012 (as amended, supplemented and modified from time to time, the “Agreement”);

WHEREAS, Ocwen and Servicer entered into certain Subservicing Supplements identified in Exhibit A (collectively, as amended, supplemented and modified from time to time, the “Subservicing Supplements”); and

WHEREAS, Ocwen and Servicer desire to amend the Subservicing Supplements to amend certain definitions;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

RECITALS

Section 1. Amendment of Subservicing Supplements. The Subservicing Supplements shall be deemed amended as follows:

(a) Section 1.1 of the Subservicing Supplements is hereby amended by adding the following definition:

““New Mortgage Loan” has the meaning set forth in the Sale Supplement.”

(b) Section 2.1 of the Subservicing Supplements is hereby amended by deleting it in its entirety and replacing it with the following:

“2.1 Engagement as Subservicer. Servicer hereby engages Ocwen to act as subservicer, and Ocwen agrees to act as subservicer, with respect to the Mortgage Loans relating to those certain pooling and servicing agreements or other servicing agreements listed in Schedule I hereto (the “Subject Servicing Agreements”) pursuant to the terms of the Master Subservicing Agreement, as supplemented by this Subservicing Supplement, on and after the related Servicing Transfer Date for such Subject Servicing Agreement. Except as set forth in this Subservicing Supplement or the Master Subservicing Agreement, Ocwen further agrees to be responsible for performing all of the duties and obligations of Servicer under each Subject Servicing Agreement, and to meet any standards and fulfill any requirements applicable to Servicer under each Subject Servicing Agreement on and after the related Servicing Transfer Date. For the avoidance of doubt, any New Mortgage Loan shall be deemed to be included in the list of servicing agreements listed in Schedule I.”

(c) Section 3.2 of the Subservicing Supplements is hereby amended by deleting it in its entirety and replacing it with the following:

“Performance Fee. Servicer shall pay to Ocwen for each calendar month during which Ocwen is servicing Mortgage Loans with respect to Subject Servicing Agreements pursuant to this Subservicing Supplement a performance fee (the “Performance Fee”) equal to the greater of (a) zero and (b) the excess, if any, of the aggregate of all Servicing Fees actually received by Servicer pursuant to the Subject Servicing Agreements and with respect to the Deferred Servicing Agreements during such calendar month (whether directly pursuant to such Subject Servicing Agreement or pursuant to the Sale Supplement, as applicable) over the sum of (i) the Monthly Servicing Fee for such calendar month and (ii) the Retained Servicing Fee for such calendar month, multiplied by (y) a fraction, (i) the numerator of which is the average unpaid principal balance of all Mortgage Loans subject to the Subject Servicing Agreements during such calendar month and (ii) the denominator of which is equal to the sum of the average unpaid principal balance of all Mortgage Loans subject to the Deferred Servicing Agreements during such calendar month and the average unpaid principal balance of all Mortgage Loans subject to the Subject Servicing Agreements during such calendar month, or such other allocation percentage which is agreed by Servicer and Ocwen (the “Allocation Percentage”). The Performance Fee, if any, for any calendar month will be reduced by an amount equal to One-Month LIBOR (calculated using the arithmetic mean of daily rates for the period published by British Bankers’ Association) plus 2.75% of the Excess Servicing Advances, if any, for such calendar month multiplied by the Allocation Percentage, and the amount of any such reduction in the Performance Fee shall be retained by Servicer. If the Closing Date does not occur on the first day of a calendar month, the Performance Fee for the period from the Closing Date to the last of the calendar month in which the Closing Date occurs shall be calculated in a pro rata manner based on the number of days in such period.”

(d) This amendment shall be deemed effective as of October 1, 2013.

Section 2. Limited Effect. Except as expressly amended and modified by this Amendment, the Agreement and the Subservicing Supplements shall continue to be, and shall remain, in full force and effect in accordance with their terms.

Section 3. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5. Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Agreement and Subservicing Supplements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by its respective officer thereunto duly authorized as of the date above written.

OCWEN LOAN SERVICING, LLC

By:	/s/ Richard Cooperstein
Name:	Richard Cooperstein
Title:	Treasurer

HLSS HOLDINGS, LLC

By:	/s/ James Lauter
Name:	James Lauter
Title:	Senior Vice President and CFO

Exhibit A

Subservicing Supplements

1.	Subservicing Supplement, dated as of October 25, 2013, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

2.	Subservicing Supplement, dated as of July 1, 2013, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

3.	Subservicing Supplement, dated as of May 21, 2013, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

4.	Subservicing Supplement, dated as of March 13, 2013, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

5.	Subservicing Supplement, dated as of December 26, 2012, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

6.	Subservicing Supplement, dated as of September 28, 2012, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

7.	Subservicing Supplement, dated as of September 13, 2012, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

8.	Subservicing Supplement, dated as of August 1, 2012, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

9.	Subservicing Supplement, dated as of May 1, 2012, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC

10.	Subservicing Supplement, dated as of February 10, 2012, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC